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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549
                            FORM 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934

 Date of Report (Date of earliest event reported): November 19, 1998

                     Mustang Software, Inc.
     (Exact name of registrant as specified in its charter)

     California                   0-25678             70-0204718
(State or other jurisdiction    (Commission         (IRS Employer
    of incorporation)           File Number)      Identification No.)

  6200 Lake Ming Road, Bakersfield, CA                   93306
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code (805) 873-2500

--------------------------------------------------------------------------
 (Former name or former address, if changed since last report.)

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Item 5. Other Events.

On November 19, 1998, Mustang Software, Inc. issued the press release attached hereto as exhibit A and incorporated herein by reference.

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                           SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated December 3, 1998

                                   MUSTANG SOFTWARE, INC.


                                   By:___________________________
                                        James A. Harrer
                                President and Chief Executive Officer


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Exhibit A

                          Press Release

Mustang Software Announces Sale of Wildcat! BBS Product Lines to
Santronics Software, Inc.

Bakersfield California, November 19, 1998: Furthering its transition to a leading Internet customer-interaction company, Mustang Software, Inc. (NASDAQ:MSTGC) today announced the sale of the Wildcat! Interactive Net Server, Wildcat! BBS and Off-Line Xpress BBS mail reader product lines to Santronics Software, Inc. of Homestead, Florida.

"The market has dictated where we focus our resources and talents. Today's announcement is additional evidence of the new direction of Mustang Software," said Jim Harrer, president and chief executive officer of Mustang Software. "Over the past year our Internet Message Center has exploited the emergence of e-mail as a widely accepted communications medium by creating an e-mail management solution that has received over a dozen best of show, editor's choice and product of the year awards and has been purchased by Fortune 500 companies for the purpose of deploying world-class e-mail customer service systems for their enterprise."

Under the terms of the agreement, Santronics will immediately assume ownership and responsibility for the sale and support of the Wildcat! Interactive Net Server, Wildcat! BBS and Off-Line Xpress BBS mail reader product lines.
"We believe that this is a very positive development for current and future Wildcat! customers. Santronics has been an active third-party developer for the Wildcat! product lines since 1991 and has the experience to support and continue the evolution of these products. Wildcat! is now Santronics' primary focus - a focus Wildcat! customers should welcome," explained Mr. Harrer.

"We are very excited about the future of Wildcat!," said Hector Santos, president and founder of Santronics Software. "As a developer and Wildcat! sysop, Santronics is intimately aware of the new market opportunities for the Wildcat! product line. Santronics plans to focus all of its energy and attention, while working closely with current Wildcat! customers, to dominate the BBS market."

About Santronics Software, Inc.

Santronics Software, Inc. provides powerful, interactive, and automated solutions in the communications and Internet world.

Santronics Software's corporate headquarters is located at 15600 Southwest 288th Street, Suite 306, Homestead, Florida, 33033. Inquiries can be addressed via voice, 305-248-7811; fax, 305-248-3638; and e-mail, sales@santronics.com; or by visiting Santronics Software on the web at http://www.santronics.com.

About Mustang Software, Inc.

Mustang Software, Inc. delivers creative e-mail management solutions through a combination of the company's unique Web Essentials tools, its unparalleled e-mail management experience and expertise and world-class alliance partnerships. Mustang's Web Essentials line of tools includes the award-winning Internet Message Center, ListCaster and FileCenter.

Mustang Software's corporate headquarters is located at 6200 Lake Ming Road, Bakersfield, Calif., 93306. Inquiries can be addressed via voice, 805-873-2500; fax, 805-873-2599; and e-mail,
info@mustang.com, or by visiting Mustang Software on the web at http://www.mustang.com.
Mustang Software, Inc. is a public company, traded on NASDAQ under the symbol MSTGC.